SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2009

CANYON BANCORP

(Exact name of registrant as specified in its charter)

California	333-135607	20-4346215
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

1711 E. Palm Canyon Drive, Palm Springs, CA 92264

(Address of principal executive offices) (Zip code)

(760) 325-4442

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c) The Board of Directors of Canyon National Bank, the wholly-owned subsidiary of the Company, has appointed Mark Gustafson as Interim Chief Credit Officer of Canyon National Bank effective February 23, 2009. Mr. Gustafson has been with Canyon National Bank since July 2008, serving as the Bank’s Senior Vice President/Strategic Planning Officer from July 2008 to October 2008, and becoming the Bank’s Executive Vice President and Chief Operating Officer in October 2008. Previously, from January 2004 to September, 2007, Mr. Gustafson served as President and Chief Executive Officer of Ogden Bancshares, Inc., Ames, Iowa. Prior to this, Mr. Gustafson served as President and Chief Executive Officer and Trust Officer of Community Bank of Boone, Boone, Iowa, a de novo charter bank owned by Ogden Bancshares, Inc.

The Bank is in the process of searching for a permanent Chief Credit Officer. Mr. Gustafson replaces Jeffrey Gobble who will remain with the Bank as Senior Vice President and Senior Commercial Loan Officer.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2009	CANYON BANCORP

	By:	/s/ Jonathan J. Wick
Jonathan J. Wick, Executive Vice President and Chief Financial Officer